EXHIBIT 99.1

SRAX Announces Close of Additional $1.28 Million of Secured Convertible Debentures

- Final Closing Results in $5 Million in Total Financing -

LOS ANGELES, May 3, 2017 /PRNewswire/ --SRAX (NASDAQ: SRAX), an Internet advertising and technology platform company that provides tools to automate the digital advertising market, announced that it has closed on the sale of an additional $1.28 million of 12.5% senior secured convertible debentures under the same terms as the previously announced financing. Giving effect to the first closing of this offering on April 21, 2017, SRAX issued and sold an aggregate of $5,000,000 principal amount of debentures convertible at $3.00 per share and Series A Warrants to purchase 833,337 shares of its Class A common stock at $3.00 per share.

“With the final closing, we’ve successfully completed the financing, bringing net proceeds of approximately $4.5 million to the company,” stated Christopher Miglino, Chief Executive Officer of SRAX. “With the final closing, we now have additional working capital with which to continue to grow the business, satisfy certain obligations, and help our customers execute their digital media marketing needs.”

Noble Capital Markets, Inc. and Aspenwood Capital (an independent branch of Colorado Financial Service Corporation) acted as either placement agent or finders for this final closing of the offering.

Social Reality expects to file a proxy statement for a special meeting of stockholders to approve the issuance of in excess of 20% of its outstanding Class A common stock upon the possible conversion of the debentures or exercise of the Series A warrants in accordance with Nasdaq Marketplace Rules.  It also expects to file a registration statement with the SEC registering the resale of the shares of its Class A common stock underlying the debentures and the Series A warrants.  Under the terms of the Securities Purchase Agreement, Social Reality granted the purchasers of the debentures the right to purchase an additional debentures upon the same terms and conditions based on a percentage of their initial investment beginning on the date the stockholder approval is obtained and expiring on earliest of certain events, including the date that the resale registration statement has been declared effective by the SEC.

About SRAX

SRAX is an Internet advertising company that provides tools to automate the digital advertising market. The company's real-time bidding (RTB) management platform for brands and publishers, also named SRAX, enables brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAXmd is a health care-focused programmatic RTB exchange that allows pharma brands and publishers of medical content to create custom exchanges that invite specific advertisers to bid on inventory on their sites. The SRAX Social tool is a social media platform and complete management tool that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAX APP is a recently launched platform that allows publishers and content owners to launch native mobile applications through our SRAX platform. For more information, please visit www.srax.com.

Forward-looking statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman

LHA Investor Relations

+1 415 433 3777

srax@lhai.com